Exhibit 99.2

CERTIFICATION

OF

PERIODIC FINANCIAL REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18

U.S.C. Section 1350

I, Colin A. Oerton, Vice President and Chief Financial Officer of Sunoco Partners LLC, the general partner of the registrant’s Annual Report on Form 10-K for the Year ended December 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the period report fairly presents, in all material respects, the financial condition and results of the operations of Sunoco Logistics Partners L.P.

/s/ COLIN A. OERTON
Name:	Colin A. Oerton
Title:	Vice President and Chief Financial Officer
Date:	March 7, 2003